UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2023

VILLAGE BANK AND TRUST FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

of Incorporation)
Virginia (State or Other Jurisdiction of Incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

13319 Midlothian Turnpike Midlothian, Virginia (Address of Principal Executive Offices)	23113 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 897-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $4.00 per share	VBFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, Village Bank and Trust Financial Corp. (the “Company”) entered into an amendment to the employment agreement, dated February 22, 2022, with Donald M. Kaloski, Jr., Executive Vice President and Chief Financial Officer of the Company and Village Bank (the “Bank”), a wholly-owned subsidiary of the Company. On the same day, the Bank entered into an amendment to the employment agreement, dated September 4, 2020, with Max C. Morehead, Jr., Executive Vice President of Commercial Banking of the Bank.

Amendment to Employment Agreement with Mr. Kaloski

Mr. Kaloski’s employment agreement was amended in order to reflect increases in his base salary and annual bonus opportunity. Pursuant to the amendment, Mr. Kaloski is entitled to receive an annual base salary of no less than $224,000. Such salary may be increased in the sole and absolute discretion of the Company’s Board of Directors or Compensation Committee. The Board of Directors will review Mr. Kaloski’s base salary at least annually during his employment and may increase such salary as determined in its discretion. Mr. Kaloski is entitled to an annual performance bonus based on a target of 25% of his annual base salary, provided that he meets the performance goals established by the Company’s Board of Directors or Compensation Committee in its discretion.

Amendment to Employment Agreement with Mr. Morehead

Mr. Morehead’s employment agreement was also amended in order to reflect increases in his base salary and annual bonus opportunity. Pursuant to the amendment, Mr. Morehead is entitled to receive an annual base salary of no less than $230,000. Such salary may be increased in the sole and absolute discretion of the Bank’s Board of Directors or Compensation Committee. The Board of Directors will review Mr. Morehead’s base salary at least annually during his employment and may increase such salary as determined in its discretion. Mr. Morehead is entitled to an annual performance bonus based on a target of 25% of his annual base salary, provided that he meets the performance goals established by the Bank’s Board of Directors or Compensation Committee in its discretion.

The foregoing summary descriptions of the amendments to Mr. Kaloski’s and Mr. Morehead’s respective employment agreement are qualified in their entirety by reference to the amendments, copies of which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

10.1	Amendment No.1 to Employment Agreement, dated November 2, 2023, by and between Village Bank and Trust Financial Corp. and Donald M. Kaloski, Jr.
10.2	Amendment No.1 to Employment Agreement, dated November 2, 2023, by and between Village Bank and Max C. Morehead, Jr.
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: November 7, 2023	By:	/s/ Donald M. Kaloski, Jr.
Donald M. Kaloski, Jr.
Executive Vice President and CFO

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